Exhibit 99.1

FOR IMMEDIATE RELEASE

May 24, 2018

Quality Systems, Inc. Reports Fiscal 2018 Fourth Quarter and Year-End Results

IRVINE, Calif. – (BUSINESS WIRE) – Quality Systems, Inc. (QSII), known to its clients as NextGen Healthcare, announced today its fiscal 2018 fourth quarter and year end March 31, 2018 operating results.

"We closed fiscal 2018 with a strong quarter delivering at or above the commitments we made to our investors. We’re seeing great growth in our RCM pipeline, as well as continuing success with our NextGen Population Health Analytics Suite and NextGen Mobile Platform, formerly Eagle Dream and Entrada. We executed on our commitment to drive bookings growth in the back half of the fiscal year, with 9% actual and 5.5% pro forma year over year growth in the fourth quarter," commented Rusty Frantz, president and chief executive officer of NextGen Healthcare.

Mr. Frantz continued, “The successes we’ve seen over the course of fiscal 2018, particularly the sales performance during the fourth quarter, maintains our confidence in our long-term targets.”

Fiscal 2018 Fourth Quarter and Year-End Highlights

Notable for the results in the fourth quarter, subsequent to the quarter-end, was an agreement-in-principle to settle the Federal Securities Class action litigation. As a result, we recorded a charge of $19 million, which is included in our quarterly GAAP results.

Revenues for the fiscal 2018 fourth quarter of $135.8 million compared to $132.4 million a year-ago. On a GAAP basis, net loss for the 2018 fourth quarter was $11.0 million, compared with net income of $4.4 million in the 2017 fourth quarter. Non-GAAP net income for the 2018 fourth quarter was $10.4 million compared with non-GAAP net income of $12.7 million in the 2017 fourth quarter.

On a GAAP basis, fully diluted loss per share was $0.17 in the fiscal 2018 fourth quarter compared with earnings per share of $0.07 for the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2018 fourth quarter was $0.16 versus $0.21 reported in the fourth quarter a year ago.

For the fiscal year ended March 31, 2018, revenues reached $531.0 million, compared with $509.6 million for the 2017 fiscal year. GAAP net income for fiscal 2018 was $2.4 million, versus $18.2 million reported in fiscal 2017. Non-GAAP net income for fiscal year 2018 was $44.5 million compared to non-GAAP net income for fiscal year 2017 of $50.8 million.

On a GAAP basis, fully diluted earnings per share for the 2018 fiscal year was $0.04, compared with $0.29 reported in the 2017 fiscal year. On a non-GAAP basis, fully diluted earnings per share for fiscal year 2018 was $0.70 versus $0.82 reported in the prior year.

Fiscal 2019 Financial Outlook

The company is providing initial outlook for fiscal 2019 and expects:

•	Revenue of between $532 million and $548 million
•	Non-GAAP EPS of between $0.70 and $0.78

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal 2018 fourth quarter and year-end results on Thursday, May 24, 2018 at 5:00 PM ET (2:00 PM PT). Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-750-8947 or 720-405-1352 for international callers, and referencing participant code 4669876 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the company’s web site and an audio file of the call will also be archived for 90 days at investor.qsii.com. After the conference call, a replay will be available until February 8, 2018 and can be accessed by dialing 800-585-8367 or 404-537-3406 for international callers, and referencing participant code 4669876.

2018 Annual Shareholders' Meeting

In addition, the Company will hold its 2018 Annual Shareholders' Meeting on Tuesday, August 14, 2018 at 9:00 AM local time. The meeting will be held at the Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612. Holders of record as of June 18, 2018 are eligible to vote and attend. Proxy materials and the 2018 Annual Report will be made available to shareholders of record and will also be posted on the Company's website.

About Quality Systems, Inc.

Quality Systems, Inc., known to its clients as NextGen Healthcare, provides a range of software, services, and analytics solutions to medical and dental group practices. The company's portfolio delivers foundational capabilities to empower physician success, enrich the patient care experience, and enable the transition to value-based healthcare. Visit www.qsii.com and www.nextgen.com for additional information.

Media Contact:
Jennifer Cohen, 949-255-2600x74334
jecohen@nextgen.com

or

Investor Contact:

Westwicke Partners

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, restructuring costs, net securities litigation defense costs and settlement, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations.

The normalized non-GAAP tax rate applied to fiscal years 2018 and 2017 is 30.5%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company has not adjusted its non-GAAP tax rate for fiscal year 2018 following the enactment of the new tax reform legislation on December 22, 2017. The Company may adjust its non-GAAP tax rate in fiscal 2019 as additional information becomes available and further analysis is completed based on the expected long-term impact of the tax reform legislation in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, net securities litigation defense costs and settlement, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Revenues:
Software license and hardware	$15,378	$16,581	$55,576	$65,547
Software related subscription services	25,963	23,139	99,547	87,050
Total software, hardware and related	41,341	39,720	155,123	152,597
Support and maintenance	40,634	41,898	163,805	158,803
Revenue cycle management and related services	19,669	20,515	83,996	82,552
Electronic data interchange and data services	23,327	23,424	92,773	88,951
Professional services	10,804	6,828	35,322	26,721
Total revenues	135,775	132,385	531,019	509,624
Cost of revenue:
Software license and hardware	5,720	5,427	21,667	24,654
Software related subscription services	11,673	9,637	44,495	36,744
Total software, hardware and related	17,393	15,064	66,162	61,398
Support and maintenance	7,349	7,414	29,932	28,317
Revenue cycle management and related services	15,290	14,318	60,905	56,370
Electronic data interchange and data services	13,702	12,870	54,015	51,102
Professional services	8,243	6,304	30,521	25,947
Total cost of revenue	61,977	55,970	241,535	223,134
Gross profit	73,798	76,415	289,484	286,490
Operating expenses:
Selling, general and administrative	65,709	42,710	193,226	163,623
Research and development costs, net	21,098	22,111	81,259	78,341
Amortization of acquired intangible assets	1,795	2,546	7,810	10,435
Impairment of other assets	3,757	—	3,757	—
Restructuring costs	481	2,393	611	7,078
Total operating expenses	92,840	69,760	286,663	259,477
Income (loss) from operations	(19,042)	6,655	2,821	27,013
Interest income	19	5	55	14
Interest expense	(1,073)	(711)	(3,323)	(3,156)
Other income (expense), net	85	(116)	37	(262)
Income (loss) before provision for (benefit of) income taxes	(20,011)	5,833	(410)	23,609
Provision for (benefit of) income taxes	(8,964)	1,418	(2,830)	5,368
Net income (loss)	$(11,047)	$4,415	$2,420	$18,241
Net income (loss) per share:
Basic	$(0.17)	$0.07	$0.04	$0.30
Diluted	$(0.17)	$0.07	$0.04	$0.29
Weighted-average shares outstanding:
Basic	63,888	62,345	63,435	61,818
Diluted	63,888	62,348	63,440	62,010

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2018	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$28,845	$37,673
Restricted cash and cash equivalents	2,373	4,916
Accounts receivable, net	84,962	83,407
Inventory	180	158
Income taxes receivable	8,122	2,679
Prepaid expenses and other current assets	17,180	17,969
Total current assets	141,662	146,802
Equipment and improvements, net	26,795	27,426
Capitalized software costs, net	26,318	13,607
Deferred income taxes, net	9,219	11,265
Intangibles, net	74,091	69,213
Goodwill	218,875	185,898
Other assets	18,795	19,010
Total assets	$515,755	$473,221
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,213	$4,618
Deferred revenue	54,079	52,383
Accrued compensation and related benefits	27,910	24,513
Income taxes payable	73	405
Other current liabilities	48,317	46,775
Total current liabilities	134,592	128,694
Deferred revenue, net of current	1,173	1,394
Deferred compensation	6,086	6,629
Line of credit	37,000	15,000
Other noncurrent liabilities	13,494	16,461
Total liabilities	192,345	168,178
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 63,995 and 62,455 shares at March 31, 2018 and 2017, respectively	640	625
Additional paid-in capital	244,462	228,549
Accumulated other comprehensive loss	(400)	(358)
Retained earnings	78,708	76,227
Total shareholders' equity	323,410	305,043
Total liabilities and shareholders' equity	$515,755	$473,221

QUALITY SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Income (loss) before provision for income taxes - GAAP	$(20,011)	$5,833	$(410)	$23,609
Non-GAAP adjustments:
Acquisition and disposition costs, net	339	1,376	1,908	6,523
Amortization of acquired intangible assets	6,029	5,508	23,380	22,461
Amortization of deferred debt issuance costs	803	269	1,610	1,076
Restructuring costs	481	2,393	611	7,078
Securities litigation defense costs and settlement, net of insurance	19,984	315	20,700	1,798
Share-based compensation	3,611	2,430	12,196	7,497
Impairment of assets	3,757	—	3,757	—
Other non-run-rate expenses*	—	144	263	3,009
Total adjustments to GAAP income before provision for income taxes:	35,004	12,435	64,425	49,442
Income before provision for income taxes - Non-GAAP	14,993	18,268	64,015	73,051
Provision for income taxes	4,573	5,572	19,525	22,281
Net income - Non-GAAP	$10,420	$12,696	$44,490	$50,770
Diluted net income per share - Non-GAAP	$0.16	$0.21	$0.70	$0.82
Weighted-average shares outstanding (diluted):	63,888	62,348	63,440	62,010

* Other non-run-rate expenses consist primarily of professional services costs not related to core operations.